UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

Rare Earths Americas, Inc.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-43268	39-4918133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 W. Main Street
Manchester, Georgia		31816
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (706) 846-5063

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $ 0.0001 par value	REA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2026, Foothills Rare Earths, LLC ("FRE US") and Foothills Rare Earths Limited ("FRE"), subsidiaries of Rare Earths Americas, Inc. (the "Company"), entered into a Third Amendment to the Option and Project Evaluation Agreement (the "Third Amendment") with Southeast Metals LLC ("SEM") and its members. The Third Amendment modifies the original agreement dated December 11, 2020.

Under the Third Amendment, the option target was modified from acquiring 100% of the ownership interests of SEM to granting FRE US the option to acquire and assume the Weyerhaeuser Mining Lease between Weyerhaeuser Company and SEM, dated October 1, 2020. FRE US held this exclusive option through August 1, 2026.

If FRE US exercises the option, which FRE US did on July 31, 2026, the consideration payable at closing will consist of $375,000 in cash and $2,000,000 in shares of the Company's common stock. The common stock will be issued in a private placement exempt from registration under the Securities Act of 1933, as amended. The Third Amendment also provides SEM with certain piggyback registration rights if the Company proposes filing a Form S-1 within three months following the closing date. The Company is obligated to cooperate with SEM to remove restrictive legends from the issued stock in reliance on Rule 144 following the six-month anniversary of the issuance.

The closing of the assignment is subject to customary conditions, including SEM obtaining all required approvals from Weyerhaeuser Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rare Earths Americas, Inc.

Date:	August 6, 2026	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton, COO, General Counsel and Secretary